Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-204906) of our report dated March 24, 2015 relating to the financial statements, which appears in Shell Midstream Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 17, 2015